Exhibit 99.1

CIE GAMES, INC.

FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

AND SIX MONTHS ENDED JUNE 30, 2014 AND 2013

www.windes.com
111 West Ocean Blvd. Twenty-Second Floor Long Beach, CA 90802 562.435.1191	18201 Von Karman Ave. Suite 1060 Irvine, CA 92612 949.271.2600	601 South Figueroa St. Suite 4950 Los Angeles, CA 90017 213.239.9745

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

Cie Games, Inc.

We have audited the accompanying financial statements of Cie Games, Inc. (the Company) which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of operations, changes in stockholder’s equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company, as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Other Matter – Parent Company

As discussed in Note 1 to the financial statements, the Company operated as a majority-owned subsidiary of Cie Digital Labs, LLC for the years ended December 31, 2012 and 2013. Due to the significance of the related-party transactions with the Company’s parent and affiliates, the accompanying financial statements may not be indicative of the financial position, operating results, and cash flows of the Company had it operated as a stand-alone entity.

Other Matter – Subsequent Event

As discussed in Note 12 to the financial statements, the Company was sold to an unrelated third party on August 20, 2014.

/s/ Windes, Inc.
Long Beach, California
October 16, 2014

CIE GAMES, INC.

BALANCE SHEETS

ASSETS

	December 31,		June 30,
	2013	2012	2014	2013
			(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$2,740,858	$5,690,051	$1,931,759	$4,142,851
Accounts receivable, net	1,576,213	1,607,482	4,207,097	1,488,767
Due from affiliates	—	147,417	—	—
Prepaid expenses and other current assets	804,940	1,095,980	1,105,967	1,050,977
Deferred tax assets	675,349	363,069	1,473,129	181,998

Total current assets	5,797,360	8,903,999	8,717,952	6,864,593

OTHER ASSETS
Property and equipment, net	562,233	595,038	526,319	511,555
Deferred tax assets	428,914	307,062	46,771	831,369
Restricted cash	200,000	200,000	200,000	200,000
Other assets	12,688	22,521	13,908	23,595

Total other assets	1,203,835	1,124,621	786,998	1,566,519

TOTAL ASSETS	$7,001,195	$10,028,620	$9,504,950	$8,431,112

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES
Accounts payable	$522,744	$134,443	$935,230	$101,636
Accrued expenses	2,269,419	1,884,461	2,707,898	1,852,822
Deferred revenue	1,302,400	4,847,517	2,654,360	3,885,378
Due to affiliates	297,261	—	29,171	170,003
Note payable to related party, net	804,878	878,049	365,854	878,048

Total current liabilities	5,196,702	7,744,470	6,692,513	6,887,887

NOTE PAYABLE TO RELATED PARTY, NET OF CURRENT PORTION	—	804,878	—	365,854

TOTAL LIABILITIES	5,196,702	8,549,348	6,692,513	7,253,741

COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDER’S EQUITY
Preferred stock, $0.0001 par value; 6,000,000
shares authorized, issued and outstanding	600	600	600	600
Common stock, $0.0001 par value; 13,000,000 shares authorized; 2,815,375, 2,809,375, 2,872,207, and 2,809,375, issued and outstanding, respectively	282	281	288	281
Additional paid-in capital	2,009,519	1,945,421	2,099,182	1,972,016
Retained earnings (accumulated deficit)	(205,908)	(467,030)	712,367	(795,526)

Total stockholder’s equity	1,804,493	1,479,272	2,812,437	1,177,371

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$7,001,195	$10,028,620	$9,504,950	$8,431,112

The accompanying notes are an integral part of these financial statements.

CIE GAMES, INC.

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,		For the Six Months Ended June 30,

	2013	2012	2014	2013
			(Unaudited)
REVENUES	$19,942,725	$17,533,322	$9,583,506	$8,842,897
COST OF REVENUES	8,469,370	7,366,334	3,993,961	3,744,960

GROSS PROFIT	11,473,355	10,166,988	5,589,545	5,097,937

OPERATING EXPENSES
Research and development	4,497,272	4,003,522	1,609,263	2,172,493
Sales and marketing	4,265,134	2,860,959	1,488,798	2,318,041
General and administrative	2,565,072	2,517,660	1,118,710	1,271,847

Total operating expenses	11,327,478	9,382,141	4,216,771	5,762,381

INCOME (LOSS) FROM OPERATIONS	145,877	784,847	1,372,774	(664,444)
OTHER INCOME (EXPENSE)
Interest expense	(39,655)	(110,593)	(17,139)	(16,301)
Other income (expense), net	28,171	(365)	12,864	9,813

Total other income (expense), net	(11,484)	(110,958)	(4,275)	(6,488)

INCOME (LOSS) FROM OPERATIONS
BEFORE INCOME TAXES	134,393	673,889	1,368,499	(670,932)
PROVISION (BENEFIT) FOR INCOME TAXES	(126,729)	(393,517)	450,226	(342,436)

NET INCOME (LOSS)	$261,122	$1,067,406	$918,273	($328,496)

The accompanying notes are an integral part of these financial statements.

CIE GAMES, INC.

STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

					Additional		Total
	Preferred Stock		Common Stock		Paid-In	Accumulated	Stockholder’s
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
BALANCE AT JANUARY 1, 2012	6,000,000	$600	2,809,375	$281	$1,892,381	($1,534,436)	$358,826
NET INCOME	—	—	—	—	—	1,067,406	1,067,406
SHARE-BASED COMPENSATION	—	—	—	—	53,040	—	53,040

BALANCE AT DECEMBER 31, 2012	6,000,000	600	2,809,375	281	1,945,421	(467,030)	1,479,272
NET INCOME	—	—	—	—	—	261,122	261,122
EXERCISE OF STOCK OPTIONS	—	—	6,000	1	—	—	1
SHARE-BASED COMPENSATION	—	—	—	—	64,098	—	64,098

BALANCE AT DECEMBER 31, 2013	6,000,000	$600	2,815,375	$282	$2,009,519	($205,908)	$1,804,493

The accompanying notes are an integral part of these financial statements.

CIE GAMES, INC.

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,		For the Six Months Ended June 30,
	2013	2012	2014	2013
			(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$261,122	$1,067,406	$918,273	($328,496)
Adjustments to reconcile net income to net cash from operating activities:
Royalty impairments	253,372	—	—	—
Depreciation and amortization	238,892	255,466	88,039	131,399
Loss on disposal of property and equipment	845	1,149	—	—
Share-based compensation expense	64,098	53,040	52,715	26,595
Deferred income tax benefit	(434,132)	(363,897)	(415,637)	(343,236)
Changes in operating assets and liabilities:
Accounts receivable	31,269	(30,809)	(2,630,884)	118,715
Prepaid expenses and other current assets	37,668	(293,934)	(301,027)	45,003
Other assets	(1,785)	(1,609)	(13,124)	(12,978)
Accounts payable	388,301	92,731	412,486	(32,807)
Accrued expenses	384,958	(997,242)	438,479	(31,639)
Deferred revenue	(3,545,117)	4,227,517	1,351,960	(962,139)
Due to/from affiliates	44,678	253,245	(268,090)	(82,579)

Net Cash Provided By (Used In) Operating Activities	(2,275,831)	4,263,063	(366,810)	(1,472,162)

CASH FLOWS FROM INVESTING ACTIVITIES
Issuance of line of credit to affiliate	(500,000)	(400,000)	—	(500,000)
Repayment of line of credit with affiliate	900,000	—	—	900,000
Purchase of property and equipment	(195,314)	(45,030)	(40,221)	(36,013)

Net Cash Provided By (Used In) Investing Activities	204,686	(445,030)	(40,221)	363,987

CASH FLOWS FROM FINANCING ACTIVITIES
Principal repayments of debt	(878,049)	(878,049)	(439,024)	(439,025)
Exercise of stock options	1	—	36,956	—

Net Cash Used In Financing Activities	(878,048)	(878,049)	(402,068)	(439,025)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,949,193)	2,939,984	(809,099)	(1,547,200)
CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD	5,690,051	2,750,067	2,740,858	5,690,051

CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$2,740,858	$5,690,051	$1,931,759	$4,142,851

The accompanying notes are an integral part of these financial statements.

CIE GAMES, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – Summary of Significant Accounting Policies

Organization and Operations

Cie Games, Inc. (the Company) is an independent developer and publisher of video games that creates games for major platforms, including handheld devices, smart phones, and personal computers. The Company operated as a majority owned subsidiary of Cie Digital Labs, LLC (the Parent Company) for the years ended December 31, 2013 and 2012, and the six months ended June 30, 2014 and 2013 (unaudited). The financial information may not necessarily be indicative of results of operations, cash flows or financial position had the Company operated as a stand-alone entity.

Effective in June 2010, the Company was incorporated in the state of Delaware. Prior to that date, the Company operated as a division of the Parent Company.

Use of Estimates

The preparation of the financial statements, in accordance with US GAAP, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Significant items subject to such estimates and assumptions include revenue recognition, valuation of accounts receivable, software development, depreciation and amortization, valuation of deferred tax assets and liabilities, and stock-based compensation. Actual results could differ from those estimates.

Revenue Recognition and Deferred Revenue

The Company recognizes revenue for its revenue arrangements when evidence of a customer or advertising agreement exists, delivery of the product or services has occurred, the price of such products or services is fixed or determinable, and collection is reasonably assured. The Company’s revenues are earned from online gaming and from marketing and advertising services.

The Company’s online games are offered under a free-to-play model, where the game is offered for no charge and users are provided the option to purchase virtual goods to enhance their game-playing experience. The Company categorizes virtual goods as either consumable or durable. Consumable virtual goods represent goods that can be consumed by a specific player action. For the sale of consumable virtual goods, revenue is recognized as the goods are consumed, which approximates one month. Durable virtual goods represent virtual goods that are accessible to the player over an extended period of time.

CIE GAMES, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – Summary of Significant Accounting Policies (Continued)

Revenue Recognition and Deferred Revenue (Continued)

In-game revenue is recognized from the sale of durable virtual goods ratably over the estimated average playing period of paying players for the applicable game, which represents the best estimate of the estimated average life of durable virtual goods. Within certain of the games, users can purchase virtual currency that may be redeemed for virtual goods in those games. Revenue derived from sales of virtual currency is also recognized over the estimated average playing period of paying players for the applicable game.

Marketing and advertising services are for certain branded in-game sponsorships involving virtual goods and are deferred and recognized ratably over the term of the agreement with the advertising customer.

Principal Agent Considerations

The Company uses digital storefronts to distribute its games. The Company evaluates its digital storefront agreements in order to determine whether or not it is acting as the principal or as an agent, which it considers in determining if revenue should be reported gross or net. Key indicators that the Company evaluates to reach this determination include:

•	the terms and conditions of the Company’s contracts with the digital storefronts;

•	the party responsible for billing and collecting fees from the end-users, including the resolution of billing disputes;

•	whether the Company is paid a fixed percentage of the arrangement’s consideration or a fixed fee for each game or transaction;

•	the party which sets the pricing with the end-user, has the credit risk and provides customer support; and

•	the party responsible for the fulfillment of the game and that determines the specifications of the game.

Based on the evaluation of the above indicators, the Company determined that it is generally acting as a principal and is the primary obligor to end-users for games distributed through digital storefronts and, therefore, recognizes revenue related to these arrangements on a gross basis.

CIE GAMES, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – Summary of Significant Accounting Policies (Continued)

Cost of Revenues

Cost of revenues consists primarily of salaries, server hosting fees, distribution fees paid to the direct-to-consumer storefronts and royalties. The Company recognizes the cost of revenue as the associated revenue is recognized.

Deferred Platform Commissions and Royalties

Digital storefronts retain platform commissions and fees on each purchase made by the paying players through the digital storefront. The Company is also obligated to pay ongoing licensing fees in the form of royalties related to the games developed based on intellectual property licensed from third parties. As revenues from sales to paying players through digital storefronts are deferred, the related direct and incremental platform commissions and fees as well as third-party royalties are also deferred and reported in “Prepaid expenses and other current assets” on the accompanying balance sheets. The deferred platform commissions and royalties are recognized in the statements of operations in “Cost of revenues” in the period in which the related sales are recognized as revenues. The deferred costs included in prepaid expenses and other current assets on the accompanying balance sheets were $755,837 and $991,323 as of December 31, 2013 and 2012, respectively, and $1,056,591 and $976,507 as of June 30, 2014 and 2013, respectively (unaudited). During the year ended December 31, 2013, the Company recorded $253,372 in royalty impairments.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk include cash and accounts receivable arising from its normal business activities. At December 31, 2013 and 2012 and at various times during the years then ended, the Company maintained cash with financial institutions in excess of federally insured limits. The Company places its cash with high quality financial institutions and has not experienced losses with respect to these items.

CIE GAMES, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – Summary of Significant Accounting Policies (Continued)

Concentrations of Credit Risk (Continued)

For the year ended December 31, 2013, the Company had aggregate purchases through three digital storefronts that accounted for more than 10% of the Company’s revenues: purchases through digital storefronts A, B, and C represented approximately 49%, 20% and 12% of total revenues with accounts receivable from these digital storefronts of approximately $1,069,000, $67,000, and $0, respectively, at December 31, 2013. No other customer or digital storefront accounted for more than 10% of revenues for the year ended December 31, 2013 or more than 10% of accounts receivable as of December 31, 2013.

For the year ended December 31, 2012, the Company had aggregate purchases through one digital storefront that represented approximately 72% of total revenues with accounts receivable from this digital storefront of approximately $529,000 at December 31, 2012. No other customer or digital storefront accounted for more than 10% of revenues for the year ended December 31, 2012. The Company had one other digital storefront that accounted for approximately $620,000 of accounts receivable as of December 31, 2012.

For the six months ended June 30, 2014 (unaudited), the Company had aggregate purchases through two digital storefronts that accounted for more than 10% of the Company’s revenues: purchases through digital storefronts A and B represented approximately 58% and 21% of total revenues (unaudited) with accounts receivable from these digital storefronts of approximately $1,835,000 and $1,630,000, respectively, at June 30, 2014 (unaudited). No other customer or digital storefront accounted for more than 10% of revenues for the six months ended June 30, 2014 (unaudited) or more than 10% of accounts receivable as of June 30, 2014 (unaudited).

For the six months ended June 30, 2013 (unaudited), the Company had aggregate purchases through two major digital storefronts that accounted for more than 10% of the Company’s revenues: purchases through digital storefronts A and B represented approximately 44% and 34% of total revenues (unaudited) with accounts receivable from these digital storefronts of approximately $660,000 and $322,000, respectively, at June 30, 2013 (unaudited). No other customer or digital storefront accounted for more than 10% of revenues for the six months ended June 30, 2013 (unaudited) or more than 10% of accounts receivable as of June 30, 2013 (unaudited).

CIE GAMES, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity from the date of purchase of three months or less to be cash and cash equivalents. Cash and cash equivalents consist of cash deposited with banks and money market funds. The recorded carrying amount of cash and cash equivalents approximates their fair value. The Company places its cash and cash equivalents with high credit quality financial institutions.

Restricted Cash

Restricted cash relates to a compensating balance arrangement entered into with a financial institution in conjunction with a third-party vendor agreement.

Accounts Receivable

Accounts receivable is stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance for doubtful accounts based on its assessment of the current status of individual accounts, considering a customer’s financial condition and credit history, and current economic conditions. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the allowance and a credit to accounts receivable. At December 31, 2013 and 2012, the allowance for doubtful accounts was approximately $91,000 and $55,000, respectively. At June 30, 2014 and 2013 the allowance for doubtful accounts was approximately $95,000 and $80,000, respectively (unaudited).

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheets for cash and cash equivalents, accounts receivable, amounts due to/from affiliates, accounts payable and accruals, approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company’s note payable approximates the fair value of such an instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements.

CIE GAMES, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – Summary of Significant Accounting Policies (Continued)

Software Development

Development costs incurred in the research and development of new software products are expensed as incurred until technological feasibility of the product has been established. Software development costs incurred after technological feasibility has been established are capitalized up to the time the product is available for general release to customers. The Company has not incurred significant costs between the establishment of technological feasibility and the release of a game. As such, the Company has expensed all software development costs as incurred.

The Company has adopted the “tested working model” approach to establishing technological feasibility for its games. Under this approach, the Company does not consider a game in development to have passed the technological feasibility milestone until the Company has completed a model of the game that contains essentially all the functionality and features of the final game and has tested the model to ensure that it works as expected.

Internal Use Software

The Company capitalizes software development costs, including costs incurred to purchase third-party software, beginning when it determines certain factors are present including, among others, that technology exists to achieve the performance requirements and/or buy versus internal development decisions have been made. The Company capitalized certain internal use software costs totaling $155,009 and $390,148 during the years ended December 31, 2013 and 2012, respectively. The Company capitalized certain internal use software costs totaling $37,012 and $17,902 during the six months ended June 30, 2014 and 2013, respectively (unaudited). The estimated useful life of costs capitalized is generally three years. During the years ended December 31, 2013 and 2012, the amortization of capitalized software costs totaled $32,232 and $19,622, respectively. During the six months ended June 30, 2014 and 2014, the amortization of capitalized software costs totaled $33,226 and $11,858, respectively (unaudited). Capitalized internal use software development costs are included in property and equipment, net.”

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

CIE GAMES, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – Summary of Significant Accounting Policies (Continued)

Property and Equipment (Continued)

The depreciation and amortization periods for the Company’s property and equipment are as follows:

Computer equipment	5 years
Office furniture and fixtures	7 years
Software	3 years
Leasehold improvements	Shorter of the estimated useful life or remaining lease term

Long-Lived Assets

The Company assesses the impairment of long-lived assets, including equipment and website development, whenever economic events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable. Long-lived assets are considered to be impaired when the sum of the expected undiscounted future cash flows is less than the carrying amounts of the related assets. No impairment losses have been recognized by the Company.

Research and Development

Costs related to gaming product research, as well as costs to develop gaming products for use in the market, are expensed as incurred. Research and development expenses totaled $4,497,272 and $4,003,522 for the years ended December 31, 2013 and 2012, respectively, and are included in the statements of operations. Research and development expenses totaled $1,609,264 and $2,172,493 for the months ended June 30, 2014 and 2013, respectively (unaudited), and are include in the statements of operations.

Advertising and Promotion

Advertising and promotion costs are expensed as incurred. Advertising expense was $3,926,186 and $2,453,256 for the years ended December 31, 2013 and 2012, respectively. Advertising expense was $1,422,740 and $2,166,298 for the six months ended June 30, 2014 and 2013, respectively (unaudited).

CIE GAMES, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – Summary of Significant Accounting Policies (Continued)

Management Services from Affiliates

The Parent Company and its subsidiaries exchange certain shared services pursuant to a management services agreement (MSA), including financial management, human resources, information technology, legal and executive management. Under the MSA, the total cost of providing the shared services are generally allocated among the participating entities based upon headcount. These fees are composed of payroll, facilities, and other costs incurred by the Parent Company and its subsidiaries to provide management services under the MSA.

The Company generally settles charges and credits incurred under the MSA on a current basis. Amounts due to affiliates on the accompanying balance sheets are noninterest bearing.

Stock-based Compensation

The Company offers equity-based awards to employees. Compensation expense for stock-based awards to employees is measured at the grant date based on the fair value of the award and is recognized over the requisite service period, which is usually the vesting period. The Company estimates the fair value of stock options on the grant date using the Black-Scholes option pricing model, even though this model was developed to estimate the fair value of freely tradable, fully transferable awards, which differ significantly from the Company’s stock-based awards. This model requires subjective assumptions, including expected time to exercise, which greatly affect the calculation values. The Company determines the assumptions in this pricing model at the grant date. Expected share price volatility is based on the historical volatility for shares of similar publicly traded entities. The Company bases the risk-free rate of return for the expected term of the option on the U.S. Treasury zero coupon rate. The expected life of the options represents the period of time options are expected to be outstanding and is estimated considering vesting terms and employees’ historical exercise and post-vesting employment termination behavior. The Company has not issued dividends and does not expect that dividends will be issued in the near term and, therefore, has not estimated a dividend yield rate. No stock-based compensation costs have been capitalized as part of the cost of an asset for any periods presented. The Company is a nonpublic entity and there is not an active trading market for the Company’s common stock or stock options.

CIE GAMES, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 – Summary of Significant Accounting Policies (Continued)

Income Taxes

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in its financial statements or tax returns. The Company determines deferred tax assets and liabilities based on the temporary difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates in effect for the year in which it expects the differences to reverse. The Company establishes valuation allowances when necessary to reduce deferred tax assets to the amount it expects to realize.

The Company recognizes the tax benefit from tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company is subject to potential income tax audits on open tax years by any taxing jurisdiction in which it operates. The statute of limitations for federal and state purposes is generally three and four years, respectively.

For state reporting purposes, the Company files as part of a group tax filing with certain related parties under common control. Current and deferred state income taxes are allocated to members of the group filing as if each member were a separate taxpayer.

Unaudited Interim Financial Statements

The accompanying interim balance sheets as of June 30, 2014 and June 30, 2013, and the statements of operations, and cash flows for the six months ended June 30, 2014 and June 30, 2013, and the related footnote disclosures are unaudited. These unaudited interim financial statements have been prepared in accordance with US GAAP. In management’s opinion, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the Company’s statements of financial position as of June 30, 2014 and June 30, 2013, and its results of operations and its cash flows for the six months ended June 30, 2014 and June 30, 2013. The results for the six months ended June 30, 2014 and June 30, 2013 are not necessarily indicative of the results expected for the full fiscal year.

CIE GAMES, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 2 – Property and Equipment

Property and equipment consists of the following:

	December 31,		June 30,
	2013	2012	2014	2013
			(Unaudited)
Computer equipment	$145,172	$107,735	$146,355	$125,845
Office furniture and fixtures	242,862	241,579	242,862	241,578
Software	599,152	444,143	636,164	462,045
Leasehold improvements	226,935	226,935	226,935	226,935

	1,214,121	1,020,392	1,252,316	1,056,403
Accumulated depreciation and amortization	(651,888)	(425,354)	(725,997)	(544,848)

	$562,233	$595,038	$526,319	$511,555

Depreciation and amortization for the years ended December 31, 2013 and 2012 were $238,892 and $255,466, respectively. Depreciation and amortization expense for the six months ended June 30, 2014 and 2013 were $88,039 and $131,399, respectively (unaudited).

NOTE 3 – Accrued Expenses

Accrued expenses consist of the following:

	December 31,		June 30,
	2013	2012	2014	2013
			(Unaudited)
VAT payable	$1,137,268	$931,240	$1,204,544	$1,075,180
Income tax payable	111,277	—	677,140	—
Employee-related liabilities	162,569	208,038	473,334	587,373
Royalty payable	147,947	268,996	199,145	117,159
Other accrued expenses	710,358	476,187	153,735	73,110

	$2,269,419	$1,884,461	$2,707,898	$1,852,822

CIE GAMES, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 4 – Note Payable to Related Party

During October 2010, the Company entered into a senior secured note payable to a stockholder of the Parent Company with outstanding amounts totaling $804,878 and $1,682,927 at December 31, 2013 and 2012, respectively. The note payable to a related party totaled $365,854 and $1,243,902 at June 30, 2014 and 2013, respectively (unaudited). The terms of the note provide for interest at 5.0% in the first year, 6.0% in the second year, and 7.0% in the third and fourth years. The effective interest rate of the note is 5.66%. The first seven payments were interest only and totaled the amount of accrued interest on such payment date. The remaining forty-one payments total one forty-first of the original principal amounts plus all accrued interest outstanding at such payment due date through October 2014. The note is secured by substantially all of the assets of the Company.

NOTE 5 – Provision (Benefit) for Income Taxes

The provision (benefit) for income taxes consists of the following:

	December 31,		June 30,
	2013	2012	2014	2013
			(Unaudited)
Current:
Federal	$167,880	$27,157	$865,063	—
State	139,523	800	800	$800

	307,403	27,957	865,863	800

Deferred:
Federal	(347,031)	56,096	(337,725)	(313,480)
State	(479,760)	(376,950)	12,605	(173,315)
Valuation allowance	392,659	(100,620)	(90,517)	143,559

	(434,132)	(421,474)	(415,637)	(343,236)

Total provision (benefit) for income taxes	($126,729)	($393,517)	$450,226	($342,436)

CIE GAMES, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 – Provision (Benefit) for Income Taxes (Continued)

The following schedule indicates how the provision (benefit) for income taxes varies from the expected tax rate:

	December 31,		June 30,
	2013	2012	2014	2013
			(Unaudited)
Expected provision (benefit) for federal and state income taxes	$53,535	$258,564	$615,134	($267,262)
Tax effect of permanent differences	9,326	9,724	3,661	2,672
Research and development and enterprise zone credits	(515,348)	(474,099)	(64,588)	(222,375)
Other differences	(66,901)	(87,086)	(13,464)	970
Valuation allowance	392,659	(100,620)	(90,517)	143,559

	($126,729)	($393,517)	$450,226	($342,436)

Components of the net deferred tax assets consist of the following:

	December 31,		June 30,
	2013	2012	2014	2013
			(Unaudited)
Deferred tax assets:
Deferred revenue	$115,918	$151,075	$905,954	$140,815
Accrued expenses	569,394	495,544	537,775	552,882
Stock-based compensation	41,557	17,240	62,556	27,834
Research and development and enterprise zone credits	1,342,755	744,630	918,202	975,320
Net operating loss carryforwards	43,254	95,536	—	144,556
State taxes and other	190,505	144,346	131,843	154,671

	2,303,383	1,648,371	2,556,330	1,996,078

Deferred tax liabilities:
Prepaid expenses	(140,311)	(352,526)	(163,241)	(219,312)
Basis differences for equipment	(197,546)	(157,110)	(102,443)	(151,236)

	(337,857)	(509,636)	(265,684)	(370,548)

Valuation allowance	(861,263)	(468,604)	(770,746)	(612,163)

Net deferred tax assets	$1,104,263	$670,131	$1,519,900	$1,013,367

CIE GAMES, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 5 – Provision (Benefit) for Income Taxes (Continued)

The net deferred tax assets are recognized in the accompanying balance sheets as follows:

	December 31,		June 30,
	2013	2012	2014	2013
			(Unaudited)
Current deferred tax assets	$675,349	$363,069	$1,473,129	$181,998
Noncurrent deferred tax assets	428,914	307,062	46,771	831,369

Total deferred tax assets	$1,104,263	$670,131	$1,519,900	$1,013,367

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company has recorded a valuation allowance against certain state tax credits. Management considered the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.

As of December 31, 2013, the Company has a net operating loss for California income tax purposes totaling $741,000, which can be used to offset future taxable income. These net operating loss carryforwards will begin to expire in 2022. The Company has federal and state tax credits for research and development totaling $481,000 and $559,000, respectively. In addition, the Company has state enterprise zone tax credits totaling $757,000, which begin to expire in 2024.

NOTE 6 – Commitments and Contingencies

Lease Commitments

The Parent Company has entered into a facilities lease which terminates in September 2016. Rent is allocated to the Company and its affiliates based on square footage occupied. At December 31, 2013, the Company estimates rent allocation under the facilities lease agreement to approximate $450,000 in 2014 and 2015 and $338,000 in 2016. Rent expense for the years ended December 31, 2013 and 2012 totaled $459,754 and $403,893, respectively. Rent expense for the six month periods ended June 30, 2014 and 2013 totaled $214,971 and $232,988, respectively (unaudited).

CIE GAMES, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 6 – Commitments and Contingencies (Continued)

Licensing Agreements

The Company has entered into various licensing agreements with third parties for use of certain proprietary designs. The agreements require annual minimum guaranteed payments consumable by the sale of licensors’ virtual items. The Company’s future minimum payments required under these licensing agreements as of December 31, 2013 were:

Year Ending December 31,
2014	$180,836
2015	15,836
2016	17,136
2017	16,136
2018	3,636

$233,580

Legal Contingencies

From time-to-time, the Company may become subject to legal proceedings, claims, and litigation arising in the ordinary course of business. In addition, the Company may receive claims from third parties asserting that the Company’s technologies infringe on the other parties’ intellectual property rights.

Indemnification Agreements

From time to time, in its normal course of business, the Company may indemnify other parties, with whom it enters into contractual relationships. The Company may agree to hold such parties harmless against specific losses, such as those that could arise from a breach of representation, covenant or third-party infringement claims. It may not be possible to determine the maximum potential amount of liability under such indemnification obligations due to the unique facts and circumstances that are likely to be involved in each particular claim and indemnification provision. Historically, there have been no such indemnification claims.

CIE GAMES, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 7 – Preferred Stock

Preferred stock carries the same voting rights as common stock in addition to protective voting rights with respect to certain actions, such as bylaw changes, liquidation, or actions dilutive to preferred stockholders, which would first require a majority approval by preferred stockholders. Holders of preferred stock receive noncumulative dividend and liquidation preferences over holders of common stock. Preferred stock is convertible to common stock at the option of the preferred stockholder, upon a majority vote of the preferred stockholders, or upon closing of a qualified initial public offering. Preferred stock is not mandatorily redeemable.

The following is a summary of the series of preferred stock authorized at December 31, 2013:

			Per Share of Preferred Stock
	Shares Authorized	Shares Outstanding	Dividend Preference Rate	Liquidation Preference Rate	Conversion Price*
Series A	6,000,000	6,000,000	$0.0585	$0.7311	$0.7311

*	Upon electing to convert a share of preferred stock to common stock, the conversion rate is determined by dividing the original issue price applicable to such share by the conversion price.

NOTE 8 – Stock-Based Compensation

In 2010, the Company adopted an incentive stock option plan (the 2010 Plan). Under the 2010 Plan, the Company has reserved 1,200,000 shares of common stock for incentive stock options that may be awarded to employees and consultants. The exercise price on the date of grant for the stock options cannot be less than 100% of the fair value of the common stock as determined by the Board of Directors. Stock options issued under the 2010 Plan generally vest with respect to 25% of the underlying shares one year from the vesting commencement date and with respect to an additional 1/48 of the underlying shares per month thereafter. The options expire ten years from the date of grants, subject to cancelation upon termination of employment or in the event of certain transactions, such as a merger.

During the years ended December 31, 2013 and 2012, the Company recorded compensation expense of $64,098 and $53,040, respectively, for stock-based compensation awards. Compensation cost not yet recognized for awards expected to vest totaled $222,681 and $135,767 at December 31, 2013 and 2012, respectively. As of December 31, 2013, the weighted average vesting period of the stock-based compensation awards to be recognized was 1.50 years.

CIE GAMES, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 8 – Stock-Based Compensation (Continued)

During the six months ended June 30, 2014 and 2013, the Company recorded compensation expense of $52,715 and $26,595, respectively (unaudited), for stock-based compensation awards. Compensation cost not yet recognized for awards expected to vest totaled $240,334 and $113,118 at June 30, 2014 and 2013, respectively (unaudited). As of June 30, 2014, the weighted average vesting period of the stock-based compensation awards to be recognized was 1.36 years.

The fair value of each award granted was estimated on the date of grant using the Black-Scholes option-pricing model incorporating the following assumptions:

	Exercise Price	Life	Risk-free Rate	Volatility	Forfeiture Rate
Year ended:
December 31, 2013	$1.17-$1.24	5 years	1%	52%	30%
December 31, 2012	$0.87	5 years	2%	60%	40%
Six months ended (unaudited):
June 30, 2014	$1.24	5 years	2%	53%	30%
June 30, 2013	$1.17-$1.24	5 years	1%	52-53%	30%

Stock option activity under the 2010 Plan was as follows:

Options Outstanding
Options:
Outstanding, January 1, 2012	979,225
Granted	180,200
Forfeited/canceled	(272,459)

Outstanding, December 31, 2012	886,966
Granted	202,000
Forfeited/canceled	(400,923)
Exercised	(6,000)

Outstanding, December 31, 2013	682,043

CIE GAMES, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 8 – Stock-Based Compensation (Continued)

Options Outstanding
Outstanding, December 31, 2012	886,966
Granted (unaudited)	60,400
Forfeited/canceled (unaudited)	(135,066)

Outstanding June 30, 2013 (unaudited)	812,300

Outstanding, December 31, 2013	682,043
Granted (unaudited)	258,639
Exercised (unaudited)	(65,082)

Outstanding June 30, 2014 (unaudited)	875,600

The following table summarizes information regarding stock options outstanding and exercisable under the 2010 Plan:

	Options Outstanding
	Shares	Average Remaining Contractual Life (Years)	Weighted- Average Exercise Price	Exercisable
December 31, 2013	682,043	7.54	$0.68	458,547
December 31, 2012	886,966	8.08	$0.61	456,241
June 30, 2014 (unaudited)	875,600	7.58	$0.74	536,053
June 30, 2013 (unaudited)	812,300	8.00	$0.65	500,465

As of December 31, 2013, the total number of outstanding options vested or expected to vest (based on anticipated forfeitures) was 580,155 which had a weighted-average exercise price of $0.73 per share. The average remaining life of these options was 7.53 years. The weighted average fair value of options granted in 2013 and 2012 was $0.75 and $0.60, respectively.

As of June 30, 2014 (unaudited), the total number of outstanding options vested or expected to vest (based on anticipated forfeitures) was 735,102 which had a weighted-average exercise price of $0.82 per share. The average remaining life of these options was 7.38 years. The weighted average fair value of options granted in the six month periods ended June 30, 2014 and 2013 was $0.78 and $0.72, respectively (unaudited).

CIE GAMES, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 8 – Stock-Based Compensation (Continued)

The pre-tax intrinsic value of options exercised during the year ended December 31, 2013 and the unaudited six months ended June 30, 2014 was $4,385 and $41,526, respectively. There were no options exercised during the year ended 2012 and the unaudited six month period ended June 30, 2013. The intrinsic value is the difference between the estimated fair value of the Company’s common stock at the date of exercise and the exercise price for in the money options.

NOTE 9 – Employee Benefit Plan

The Company has a 401(k) plan available to all employees who have attained the age of 21 and completed 90 days of continuous service, as defined by the 401(k) plan. In general, employees can make voluntary contributions up to federally designated limits. The Company may make discretionary contributions to the plan. During the years ended December 31, 2013 and 2012, the Company made contributions to the 401(k) plan in the amount of $21,536 and $26,433, respectively. During the six months ended June 30, 2014 and 2013, the Company made contributions to the 401(k) plan in the amount of $7,473 and $11,174, respectively (unaudited).

NOTE 10 – Transactions with Parent Company and Affiliates

As discussed in Note 1, the Company has a management services agreement (MSA) with the Parent Company. Amounts outstanding from shared service allocations under the MSA are recorded in Due to/from Affiliates on the accompanying balance sheets. The costs allocated to the Company under the MSA are included in general and administrative expense on the accompanying statements of operations and totaled $1,285,016 and $1,276,095 for the years ended December 31, 2013 and 2012, respectively, and $557,890 and $664,049 for the six month periods ended June 30, 2014 and 2013, respectively (unaudited).

During September 2012, the Company entered into a short-term line of credit agreement with an affiliate, providing the affiliate with the ability to borrow up to $1,000,000 at a rate of 8% per annum. The Company advanced $500,000 and $400,000 under a line of credit to the affiliate during the years ended December 31, 2013 and 2012, respectively. The outstanding amounts were repaid in full during April 2013 and the agreement was terminated. Interest income paid to the Company during 2013 totaled $17,530. At December 31, 2012, the balance outstanding on the line of credit is recorded in Due from Affiliates on the accompanying balance sheets.

CIE GAMES, INC.

NOTES TO THE FINANCIAL STATEMENTS

NOTE 11 – Supplemental Disclosure of Cash Flow Information

	December 31,		June 30,
	2013	2012	2014	2013
			(Unaudited)
Cash paid for:
Interest	$72,247	$121,563	$21,257	$42,429
Income taxes	$17,571	$17,560	$9,414$	3,323

NOTE 12 – Subsequent Events

On August 20, 2014, the Company sold 100% of its capital stock to Glu Mobile Inc. (Glu), in exchange for 9,982,886 shares of Glu common stock and $29,304,242 of cash, subject to any net working capital adjustments.

Subsequent events have been evaluated through the date of the independent auditors’ report, which is the date the financial statements were approved by management and available to be issued.